Exhibit 99.1

Healthwell Acquisition Corp. I Announces Cancellation of Special Stockholder Meeting and its Intention to Liquidate

November 17, 2023 WINNETKA, Ill.-Healthwell Acquisition Corp. I (“Healthwell”) (Nasdaq: HWEL) announced today that (i) its previously announced special meeting of stockholders that was scheduled for December 4, 2023 has been cancelled, and that it has withdrawn from consideration by Healthwell’s stockholders the proposals set forth in Heatlhwell’s Definitive Proxy Statement on Schedule 14A filed with the U.S. Securities and Exchange Commission (the “SEC”) on November 13, 2023 and (ii) it intends instead to liquidate.

The board of directors of Healthwell (the “Board”) has determined to (i) cease all operations except for the purpose of winding up as soon as practicable, (ii) as promptly as reasonably possible redeem the shares of its Class A common stock (the “Public Shares”) that were included in the units issued in Healthwell’s initial public offering (the “IPO”) at a per-share price, payable in cash, equal to the aggregate amount then on deposit in the trust account established in connection with the IPO (the “Trust Account”) including interest earned on the funds held in the Trust Account and not previously released to Healthwell to pay its taxes (less up to $100,000 of interest to pay dissolution expenses), divided by the number of outstanding Public Shares, which redemption will completely extinguish public stockholders’ rights as stockholders (including the right to receive further liquidating distributions, if any), subject to applicable law (the “Redemption”), and (iii) as promptly as reasonably possible following the Redemption, subject to the approval of the Healthwell’s remaining stockholders and the Board, liquidate the funds held in the Trust Account (the “Liquidation”) and dissolve Healthwell (the “Dissolution”), subject in each case to its obligations under Delaware law to provide for claims of creditors and the requirements of other applicable law. There will be no redemption rights or liquidating distributions with respect to Healthwell’s warrants, which will expire worthless. Healthwell Acquisition Corp. I Sponsor LLC, Healthwell’s sponsor, has agreed to waive its redemption rights with respect to the shares of Healthwell’s Class B common stock issued prior to the IPO, including shares of Healthwell’s Class A common stock issued upon conversion of such Class B common stock.

In order to provide for the disbursement of funds from the Trust Account, Healthwell will instruct Continental Stock Transfer & Trust Company (“Continental”), as its trustee, to take all necessary actions to effect the Liquidation. The proceeds thereof, less $100,000 of interest to pay dissolution expenses and net of taxes payable, will be held in a trust operating account while awaiting disbursement to the holders of the Public Shares. Healthwell expects to redeem all of the outstanding Public Shares for an estimated redemption price of approximately $10.50 per share (the “Redemption Amount”) after the payment of up to $100,000 of dissolution expenses, but before the payment of taxes. All other costs and expenses associated with implementing the Dissolution will be funded from proceeds held outside of the Trust Account. Record holders of Public Shares will receive their pro rata portion of the proceeds of the Trust Account by delivering their Public Shares to Continental, Healthwell’s transfer agent. Beneficial owners of Public Shares held in “street name,” however, will not need to take any action in order to receive the Redemption Amount. The Redemption Amount is expected to be paid out within ten business days after the instruction to Continental to commence the Redemption and Liquidation.

About Healthwell

Healthwell is a blank check company, also commonly referred to as a special purpose acquisition company, or SPAC, formed for the purpose of effecting a merger, share exchange, asset acquisition, share purchase, reorganization or similar business combination with one or more businesses or entities.

Forward Looking Statements

This press release contains statements that may constitute “forward-looking statements”. Forward-looking statements are subject to numerous conditions, many of which are beyond the control of Healthwell, including those set forth in the Risk Factors section of Healthwell’s public filings with the SEC. Copies are available on the SEC’s website, www.sec.gov. Healthwell undertakes no obligation to update these statements for revisions or changes after the date of this release, except as required by law.

Contacts

HealthwellSPAC@edelman.com